Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Contact:	Leigh E. Ginter Chief Financial Officer leigh.ginter@norcraftcompanies.com (651) 234-3315

NORCRAFT COMPANIES, L.P.

REPORTS FIRST QUARTER 2012 RESULTS

May 8, 2012 – Eagan, Minnesota — Norcraft Companies, L.P. (Norcraft) today reports financial results for the first quarter ended March 31, 2012.

FINANCIAL RESULTS

First Quarter of Fiscal 2012 Compared with First Quarter of Fiscal 2011

Net sales increased $3.7 million, or 5.7%, from $64.2 million for the first quarter of 2011 to $67.9 million for the same quarter of 2012. Income from operations increased $0.5 million, or 11.7%, from $4.2 million for the first quarter of 2011 to $4.7 million for the same quarter of 2012. Net loss increased $1.3 million from $1.2 million for the first quarter of 2011 to $2.5 million for the same quarter of 2012.

Adjusted EBITDA (a non-GAAP measure and defined in the attached table) was $8.0 million for the first quarter of 2012 compared to $7.6 million for the same quarter of 2011.

“We are pleased with our results in the first quarter as we grew sales and profit more than expected. However, we anticipate the balance of 2012 will be very challenging in the highly competitive cabinet industry where consumers are continuing to be cautious about big- ticket purchases. As such, we will continue introducing new products and programs to compete in this difficult market,” commented President and CEO, Mark Buller.

CONFERENCE CALL

Norcraft has scheduled a conference call on Thursday, May 10, 2012 at 10:00 a.m. Eastern Time. To participate, dial 800-688-0796 and use the pass code 59023399. A telephonic replay will be available by calling 888-286-8010 and using pass code 85346851.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the U.S. and parts of Canada. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets manufactured in both framed and frameless, or full access, construction. We market our products through six main brands: Mid Continent Cabinetry, Norcraft Cabinetry, UltraCraft, StarMark Cabinetry, Fieldstone Cabinetry and Brookwood.

-Selected Financial Data Tables Follow-

Norcraft Companies, L.P.

Consolidated Balance Sheet

(dollar amounts in thousands)

	March 31, 2012 (unaudited)	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$28,730	$24,185
Trade accounts receivable, net	22,867	20,092
Inventories	19,096	17,503
Prepaid and other current assets	1,567	1,835

Total current assets	72,260	63,615

Property, plant and equipment, net	26,885	27,434

Other assets:
Goodwill	88,485	88,479
Intangible assets, net	75,835	77,732
Display cabinets, net	5,959	5,842
Other	490	568

Total other assets	170,769	172,621

Total assets	$269,914	$263,670

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts payable	$9,357	$6,566
Accrued expenses	19,495	13,775

Total current liabilities	28,852	20,341

Long-term debt	240,000	240,000
Unamortized premium on bonds payable	156	166
Other liabilities	108	108

Total Liabilities	269,116	260,615

Commitments and contingencies	—	—

Member’s equity (deficit)	(834)	1,646
Accumulated other comprehensive income	1,632	1,409

Member’s equity	798	3,055

Total liabilities and member’s equity	$269,914	$263,670

Norcraft Companies, L.P.

Consolidated Statements of Operation

(dollar amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Net sales	$67,862	$64,188
Cost of sales	49,942	47,585

Gross profit	17,920	16,603

Selling, general and administrative expenses	13,179	12,360

Income from operations	4,741	4,243

Other expense:
Interest expense, net	6,450	5,027
Amortization of deferred financing costs	780	370
Other, net	27	24

Total other expense	7,257	5,421

Net loss	(2,516)	(1,178)

Other comprehensive income:
Foreign currency translation adjustment	223	262

Total other comprehensive income	223	262

Comprehensive loss	$(2,293)	$(916)

Norcraft Companies, L.P.

Consolidated Statement of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(2,516)	$(1,178)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	1,157	1,286
Amortization:
Customer relationships	1,117	1,117
Deferred financing costs	780	370
Display cabinets	1,019	948
Discount amortization/accreted interest	(10)	122
Provision for uncollectible accounts receivable	(14)	11
Provision for obsolete and excess inventories	69	(96)
Provision for warranty claims	757	666
Stock compensation expense	46	45
Gain on disposal of assets	(1)	—
Change in operating assets and liabilities:
Trade accounts receivable	(2,678)	(3,980)
Inventories	(1,625)	(2,073)
Prepaid expenses	269	57
Other assets	78	77
Accounts payable and accrued expenses	7,719	3,211

Net cash provided by operating activities	6,167	583

Cash flows from investing activities:
Proceeds from sale of property and equipment	2	4
Purchase of property, plant and equipment	(484)	(755)
Additions to display cabinets	(1,136)	(1,289)

Net cash used in investing activities	(1,618)	(2,040)

Cash flows from financing activities:
Distributions to member	(10)	(2,618)

Net cash used in financing activities	(10)	(2,618)

Effect of exchange rates on cash and cash equivalents	6	(38)

Net increase in cash and cash equivalents	4,545	(4,113)

Cash and cash equivalents, beginning of the period	24,185	28,657

Cash and cash equivalents, end of period	$28,730	$24,544

Norcraft Companies, L.P.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)

EBITDA is net loss before interest expense, income tax expense, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry, as their calculation eliminates the effects of financing, income taxes and the accounting effects of capital spending, as these items may vary for different companies for reasons unrelated to overall operating performance. We also believe this financial metric provides information relevant to investors regarding our ability to service and/or incur debt. EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net loss, cash flows from operating activities or other operation statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to those of other similarly titled measures reported by other companies. The calculation of EBITDA is shown below:

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2012	2011	2012
Net loss	$(2,516)	$(1,178)	$(5,069)
Interest expense, net	6,450	5,027	24,972
Depreciation	1,157	1,286	4,806
Amortization of deferred financing costs	780	370	2,864
Amortization of customer relationships	1,117	1,117	4,467
Display cabinet amortization	1,019	948	4,076
State taxes	24	24	87

Non-GAAP EBITDA	$8,031	$7,594	$36,203

FORWARD LOOKING STATEMENTS AND INFORMATION

Statements in this press release regarding activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward looking statements. Forward looking statements may give management’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of the company. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

These forward looking statements are based on management’s expectations and beliefs concerning future events affecting the company. They are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the company’s control. Although management believes that the expectations reflected in its forward looking statements are reasonable, management does not know whether its expectations will prove correct. They can be affected by inaccurate assumptions that management might make or by known or unknown risks and uncertainties. Many factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the risks outlined under Part I, Item 1A, “Risk Factors,” in the Annual Report on Form 10-K filed by the company with the Securities and Exchange Commission.

Because of these factors, investors should not place undue reliance on any of these forward looking statements. Further, any forward looking statement speaks only as of the date on which it is made and except as required by law the company undertake no obligation to update any forward looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.